Exhibit 23.2

John Scrudato CPA

7 Valley View Drive

Califon, NJ 07830

908-534-0008

May 5, 2011

Mr. Arthur D. Viola

Chief Executive Officer

Daniels Corporate Advisory Company, Inc.

Parker Towers, 104-60, Queens Boulevard
12th Floor

Forest Hills, New York 11375

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have reviewed the entire S-1 filing statement for Daniels Corporate Advisory, Inc.

We have also analyzed the analytical sections and their conclusions as derived from the

Audited Financial Statements we prepared. We are in agreement as to their correctness as presented in this document. We hereby consent to the use in the Registration Statement No. 333-169128

(Form S-1) pertaining to the registration of  25,000,000 shares of common stock of Daniels Corporate

 Advisory, Inc. of our Audit Report dated March 14, 2011 with respect to the financial statement of

Daniels Corporate Advisory, Inc. for the years ended November 30, 2010 and 2009. We also consent to the reference to us as  “Experts” in the above referenced Registration Statement.

/s/

John Scrudato CPA

Califon New Jersey

May 5, 2011